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                                                                     EXHIBIT 5.2

             [Letterhead of BOWEN, RADABAUGH, MILTON & BROWN, P.C.]


                                 October 7, 2003

FabriSteel Products Incorporated
c/o FastenTech, Inc.
8500 Normandale Lake Blvd., Suite 1230
Minneapolis, MN 55437

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103

     Re:  FabriSteel Products Incorporated ("FabriSteel")
          S-4 Registration Statement
          Michigan Opinion

Gentlemen and Ladies:

     We have acted as local counsel to FabriSteel Products Incorporated ("FabriSteel") with respect to this Michigan Opinion Letter in connection with the execution, delivery, and performance of certain obligations by FabriSteel as set forth in a certain Securities and Exchange Commission ("SEC") Form S-4 Registration Statement (under the Securities Act of 1933) for FastenTech, Inc., ("Registrant") as filed with the SEC on August 29, 2003, and as amended on October 8, 2003.

     This opinion is being delivered at the request of FabriSteel, and Dechert, LLP, counsel for Registrant.

     In rendering this opinion, we have reviewed the following documents:

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Michigan Opinion Letter - FabriSteel
FastenTech S-4 Registration Statement
October 7, 2003
Page 2 of 4

     (1) the SEC Form S-4 Registration Statement for FastenTech, Inc, as filed with the SEC on August 29, 2003 (the "Registration Statement");

     (2) the Indenture of the 11 1/2 % Senior Subordinated Notes due 2011, dated as of May 1, 2003, by and among FastenTech, Inc., Fabri-Steel Products Incorporated, n/k/a FabriSteel Products Incorporated, certain other Subsidiary Guarantors as identified in the Indenture, and BNY Midwest Trust Company (the "Indenture");

     (3) the Registration Rights Agreement dated as of May 1, 2003, by and among FastenTech, Inc., Fabri-Steel Products Incorporated, n/k/a FabriSteel Products Incorporated, certain other Subsidiary Guarantors as identified in
Schedule 1 to the Registration Rights Agreement, and the "Initial Purchasers" as identified in the Registration Rights Agreement; and

     (4)  the Subsidiary Guarantee, dated as of May 1, 2003, by FabriSteel.

     The documents referenced in subsections (1) - (4) above may be referred to collectively as the "Exchange Offer Documents." Capitalized terms used and not otherwise defined herein have the meanings set forth the Exchange Offer Documents.

     In rendering the opinions expressed below, we have examined the Exchange Offer Documents, including their exhibits, and the originals or copies, certified or otherwise identified to our satisfaction, or such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, officers and/or representatives of FabriSteel and FastenTech, Inc. We have made such investigation as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth, and we specifically rely on all factual representations made by said public officials, officers and representatives, whether contained in the Exchange Offer Documents or otherwise, as being true and correct. We have not undertaken to independently verify any such facts or information and our knowledge of such facts and other information is limited to that obtained by the firm.

     In making the examinations described above, we have assumed, without independent investigation, the genuineness of all signatures (other than the signatures of FabriSteel), the capacity of all natural persons, the authenticity of all documents submitted to us as certified, electronic, facsimile, or photostatic copies and the authenticity of the originals of such documents. We have also assumed the due authorization, execution and delivery of the Exchange Offer Documents by all parties thereto (other than FabriSteel) and the binding effect of such documents on such parties.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

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Michigan Opinion Letter - FabriSteel
FastenTech S-4 Registration Statement
October 7, 2003
Page 3 of 4

     1. The execution, delivery and performance by FabriSteel of its obligations under the Guarantees of FabriSteel as provided in the Exchange Offer Documents have been duly authorized by FabriSteel.

     2.   FabriSteel has duly executed and delivered the Indenture.

     Furthermore, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are included n the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

     The opinions expressed herein are limited to those described above, and are further subject to the following qualifications and limitations:

     (a) Our opinions are limited to the laws of the State of Michigan and the federal laws of the United States of America.

     (b)  We express no opinion as to any state securities or blue sky laws.

     (c) Our opinions, insofar as they relate to the enforceability of the Exchange Offer Documents to which FabriSteel is a party, are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyance or transfer laws).

     (d) The binding effect and enforceability of the Exchange Offer Documents to which FabriSteel is a party and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principals of equity (regardless of whether enforcement is considered in proceedings at law or equity).

     (e) No opinion is being either offered or provided with respect to registration or exemption from registration of any securities, under either Michigan or federal law, issued or purchased with respect to the Exchange Offer Documents.

     (f) Our review has been limited to the examination of the Exchange Offer Documents described above, the Articles of Incorporation of FabriSteel (as amended), the Bylaws of FabriSteel (f/k/a Fabri-Steel Products Incorporated), the certificate of good standing for FabriSteel, and all written consents and/or resolutions of FabriSteel (f/k/a Fabri-Steel Products Incorporated) regarding this matter.

     This opinion letter is furnished solely for the benefit of FastenTech, Inc., FabriSteel, Dechert LLP, BNY Midwest Trust Company (the "Trustee"), and each of their successor and permitted assigns or transferees. This opinion is not to be used, circulated, quoted or otherwise

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Michigan Opinion Letter - FabriSteel
FastenTech S-4 Registration Statement
October 7, 2003
Page 4 of 4

relied upon by any other person or entity or for any other purpose without our prior written consent; provided, however, that a copy of this opinion may be disclosed or provided by any holder of the Exchange Securities (i) to its auditors and attorneys; (ii) to any governmental authority or regulatory body having jurisdiction over such holder, (iii) pursuant to the order of any court or governmental agency, and (iv) in connection with any legal action relating to the Exchange Offer Documents. [signature follows]

                                          Very truly yours,


                                          Bowen, Radabaugh, Milton & Brown, P.C.